Exhibit 3.18

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MILLENNIUM BILLBOARDS L.L.C.

(a New York Limited Liability Company)

Dated As of June 27, 2006

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

MILLENNIUM BILLBOARDS L.L.C.

This THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated and effective as of June 27, 2006 (the “Agreement”), made by Van Wagner Communications LLC, a New York limited liability company (the “Member”), has been executed for the purpose of setting forth the rights, obligations and powers of the Member of Millennium Billboards L.L.C. (the “Company”), pursuant to the provisions of the New York Limited Liability Company Act.

ARTICLE 1

THE COMPANY AND ITS BUSINESS

SECTION 1.1 Formation of Company. The Company was formed as a limited liability company pursuant to the provisions of the New York Limited Liability Company Act (as amended from time to time, the “LLC Law”) on or about January 28, 1998. The Company’s original name was “Millennium Billards L.L.C.” which was changed by a Certificate of Amendment dated February 11, 1998 to its current name, “Millennium Billboards L.L.C.” The rights and liabilities of the Member, the management of the affairs of the Company and the conduct of its business shall be as provided in the LLC Law, except as herein otherwise expressly provided.

The Member and Sign Up USA, Inc., a New York corporation (“Sign Up”), were the original members of the Company pursuant to a limited liability company agreement as amended and restated May 15, 1998, amended as of May 21, 1998, June 30, 1998 and April 15, 1999. Pursuant to an Assignment and Assumption of Membership Interest executed and delivered by the Member and Sign Up on and effective concurrently with the effective date of this Agreement, Sign Up is selling, transferring, conveying and assigning to the Member, Sign Up’s entire membership interest in the Company as a result of which the Member is becoming the sole Member of the Company. Accordingly, the Member wishes to amend and restate the Company’s existing limited liability company agreement as reflected in this Second Amended and Restated Limited Liability Company Agreement.

SECTION 1.2 Name. The name of the Company shall be “Millennium Billboards L.L.C.” until otherwise determined by the Member.

SECTION 1.3 Purpose. The purposes of the Company shall be to perform and/or engage in any lawful business, purpose or activity permitted by the LLC Law and to enter into, make and perform all contacts, agreements and other undertakings and to do all other things necessary, suitable, desirable or proper for the accomplishments of, or in furtherance of, any of the purposes permitted by law and to do every other act or acts incidental to, or arising from, or connected with, any of such purposes.

SECTION 1.4 Filings. The Company’s officers from time to time shall execute, acknowledge, verify, file, record and publish all such applications, certificates and other documents, and do or cause to be done all such other acts, as the Manager may deem necessary or appropriate to comply with the requirements of law for the qualification and operation of the Company as a limited liability company in all jurisdictions in which the Company shall desire to conduct business.

SECTION 1.5 Principal Office. The principal office of the Company will be 800 Third Avenue, New York, New York 10022 or as otherwise determined by the Manager.

ARTICLE 2

CAPITALIZATION

SECTION 2.1 Capital Contributions. The Member may make such capital contributions, consisting of cash or real or personal property, to the Company as it deems appropriate from time to time.

SECTION 2.2 Liability of Member, Manager and Their Affiliates. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company. Neither the Member, Manager nor any person affiliated with the Member or Manager nor any officer of the Company shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, a Manager, an affiliate of the Member or of the Manager or an officer of the Company.

SECTION 2.3 Distributions. All distributions of cash, property, profits or otherwise and the timing thereof will be made in the discretion of the Manager.

ARTICLE 3

MANAGEMENT

SECTION 3.1 Management by the Manager.

3.1.1 The Manager shall manage the affairs of the Company.

3.1.2 The Manager shall be appointed by the Member, from time to time, and may be replaced or removed by the Member at its sole discretion. The Manager of the Company shall be Richard M. Schaps.

SECTION 3.2 Officers. The Manager shall have the right to delegate any portion of its duties as it may determine to officers or to other persons, provided, however, that no such delegation of authority shall relieve the Manager of its obligations hereunder. The Manager may, from time to time, designate or appoint one or more officers of the Company, including without limitation, a chairman of the board, president, chief executive officer, chief operating officer, managing director, one or more vice presidents, a secretary, an assistant secretary and/or a treasurer. Such officers may, but need not be, employees of the Company, the Member or an affiliate of the Company or of the Member. Each appointed officer shall hold office until (i) his/her successor is appointed by the Manager, (ii) such officer submits his/her resignation or (iii) such officer is removed, with or without cause, by the Manager. All officers shall have such authority and perform such duties as the Manager has or may perform, subject to the terms and provisions of this Agreement and to the direction and authorization of the Manager. Each officer shall perform his/her duties as an officer in good faith and with such degree of care which an ordinarily prudent person in a like position would use under similar circumstances.

SECTION 3.3 Expenses. The Company shall pay all of its own operating, overhead and administrative expenses of every kind. The Manager and the officers shall be reimbursed for all costs and expenses they may have incurred or may hereafter incur on behalf of the Company.

SECTION 3.4 Liability of the Member, Manager and Officers; Indemnification.

3.4.1 Limited Liability of the Manager and Officers. The liability of the Manager and officers shall be eliminated and limited to the greater of (A) the maximum extent permitted by LLC Law, or (B) as set forth in Section 3.4 hereof. Without limiting the foregoing, and except as set forth in the immediately following sentence, no Manager or officer shall be liable to the Company or its Member for monetary damages for breach of fiduciary duty as a Manager or officer or otherwise liable, responsible or accountable to the Company or its Member for monetary damages or otherwise for any acts performed, or for any failure to act. Notwithstanding the foregoing, nothing in this Agreement shall eliminate or limit the liability of a Manager or officer for monetary damages (i) for any breach of the Manager’s or officer’s duty of loyalty to the Company or its Member, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law by the Manager or officer, or (iii) for any transaction from which the Manager or officer received any improper personal benefit.

3.4.2 Indemnification Generally. Subject to the limitations set forth in Section 3.4.5, the Company shall indemnify and hold harmless any Member, Manager, officer, employee or agent of the Company or any of the Company’s, direct or indirect, subsidiaries (individually, in each case, an “Indemnitee”) to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including attorneys’ fees and disbursements), judgments, fines, settlements, and other amounts (collectively, “Damages”) arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business or activities of or relating to the Company and the Company’s, direct or indirect, subsidiaries, regardless of whether the Indemnitee continues to be a Member, Manager, officer, agent of the Company or subsidiary, at the time any such liability or expense is paid or incurred.

3.4.3 Expenses. Subject to the limitations set forth in Section 3.4.5, expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 3.4 shall, from time to time, upon request by the Indemnitee be advanced by the Company prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Company of an undertaking in form and substance reasonably satisfactory to the Manager, by or on behalf of the Indemnitee to repay such amount, if it shall be determined in a judicial proceeding or a binding arbitration that such Indemnitee is not entitled to be indemnified as authorized in this Section 3.4.

3.4.4 Additional Indemnification Rights. The indemnification provided by this Section 3.4 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as determined by the Manager, other constituent documents or as a matter of law or equity or otherwise (provided, however, that to the extent permitted by law, Section 3.4.5 shall be deemed to be a restriction on the rights of Indemnitee to obtain indemnification and advancement of expenses in the circumstances specified herein), both as to an action in the Indemnitee’s capacity as an affiliate or a Member, Manager, an officer of the Company or of any affiliate, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

3.4.5 Limitation on Indemnity and Expenses. Notwithstanding anything in this Section 3.4 or elsewhere in this Agreement to the contrary, the Company may elect, with the consent of the Executive Manager and a majority of the other members of the Executive Management Committee of Van Wagner Twelve Holdings, LLC (other than any member of such committee whose indemnification or advancement of expenses is in question), not to provide any indemnification or advancement of expenses to any Indemnitee pursuant to this Section 3.4 for any Damages of or to an Indemnitee (A) that arise in connection with any claim, demand, action, suit or other proceeding brought (i) by the Company or any of its direct or indirect subsidiaries or other affiliates against such Indemnitee or any of his or her affiliates, or (ii) by any such Indemnitee or any of his or her affiliates against the Company or any of its direct or indirect subsidiaries or other affiliates, in each case without the prior written consent of the Manager which may be withheld in his or her sole discretion, or (B) if the Manager, with the consent of a majority of the other members of the Executive Management Committee of Van Wagner Twelve Holdings, LLC (other than any member of such committee whose indemnification or advancement of expenses is in question) has determined that such Person has breached his/her duty of loyalty to the Company or any of its direct or indirect subsidiaries or other affiliates, or has acted or omitted to act in a manner that constituted intentional misconduct or a knowing violation of law or for any transactions from which such person received any improper personal benefit.

3.4.6 Contractual Nature of Rights. The foregoing provisions of this Section 3.4 shall be deemed to be a contract between the Company and each Member, Manager, officer, employee or agent of the Company or of the Company’s, direct or indirect, subsidiaries, who serves in such capacity at any time while this Section 3.4 is in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The failure of the Company (including the Member, Manager or independent legal counsel) to make a determination concerning the permissibility of such indemnification or advancement of expenses under this Section 3.4 shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible.

3.4.7 Insurance. The Company may purchase and maintain insurance, at its expense, to protect itself and any Member, the Manager, officers, employees and agents (including the Member, Manager, officers, employees and agents of any the Company’s, direct or indirect, subsidiaries) against any liability of any character asserted against or incurred by the Company or any such Member, Manager, officers, employees and agents of the Company or of the Company’s, direct or indirect, subsidiaries, or arising out of any such person’s relationship with the Company, whether or not the Company would have the power to indemnify such person against such liability under the Act or the provisions of this Section 3.4.

ARTICLE 4

BOOKS AND RECORDS

SECTION 4.1 Books of Account. Complete books of account shall be kept by the Manager at the principal office of the Company, or at such other office as the Manager may designate.

SECTION 4.2 Bank Accounts. The Manager may maintain one or more bank accounts for such funds of the Company as it shall choose to deposit therein, and withdrawals therefrom shall be made upon such signature or signatures as the Manager shall determine.

SECTION 4.3 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31.

SECTION 4.4 Tax election. The Manager shall have the authority to cause the Company to make any election required or permitted to be made for income tax purposes if the Manager determines, in its sole judgment, that such election is in the best interests of the Company. The Manager may cause the Company to make, in accordance with Section 754 of the Internal Revenue Code of 1986, as amended and as it may be further amended from time to time (the “Code”), a timely election to adjust the basis of the Company property as described in Sections 734 and 743 of the Code in the sole discretion of the Manager.

SECTION 4.5 Title to Assets. Title to, and all right and interest in and to, the Company’s assets, shall be acquired in the name of and held by the Company, or if acquired in any other name, held for the benefit of the Company.

ARTICLE 5

DISSOLUTION AND TERMINATION

SECTION 5.1 Dissolution. The Company shall be dissolved and terminated upon the earlier to occur of (a) the entry of a decree of judicial dissolution of the Company, (b) when otherwise determined by the Member or (c) otherwise in accordance with the LLC Law.

ARTICLE 6

MISCELLANEOUS

SECTION 6.1 Severability. If any of the provisions of this Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions hereof which can be given effect without the invalid provision, and to this end the provisions of this Agreement are intended to be and shall be deemed severable.

SECTION 6.2 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of said state.

SECTION 6.3 No Third Party Beneficiaries. Except as set forth herein, none of the provisions of this Agreement shall be for the benefit of or enforceable by any of the creditors of the Company or any other person not a party to this Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed this Operating Agreement the day and year first above written.

VAN WAGNER COMMUNICATIONS LLC

By:	/s/ Mark Johnston
Name: Mark Johnston
Title: Chief Operating Officer

EXECUTION VERSION

FIRST AMENDMENT

TO

THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

MILLENNIUM BILLBOARDS L.L.C.

This Amendment (this “Amendment”) to the Third Amended and Restated Limited Liability Company Agreement of Millennium Billboards L.L.C. (the “Company”) dated as of June 27, 2006 (the “Agreement”) is entered into by Richard M. Schaps, as its Manager (the “Manager”), effective as of July 29, 2011.

1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2. Section 3.4.5 is amended in its entirety and replaced as follows:

“Limitation on Indemnity and Expenses. Notwithstanding anything in this Section 3.4 or elsewhere in this Agreement to the contrary, the Company may elect, with the consent of the Manager, not to provide any indemnification or advancement of expenses to any Indemnitee pursuant to this Section 3.4 for any Damages of or to an Indemnitee (A) that arise in connection with any claim, demand, action, suit or other proceeding brought (i) by the Company or any of its direct or indirect subsidiaries or other affiliates against such Indemnitee or any of his or her affiliates, or (ii) by any such Indemnitee or any of his or her affiliates against the Company or any of its direct or indirect subsidiaries or affiliates or (B) if the Manager has determined that such Indemnitee has breached his/her duty of loyalty to the Company or any of its direct or indirect subsidiaries or other affiliates, or has acted or omitted to act in a manner that constituted intentional misconduct or a knowing violation of law or for any transactions from which such person received any improper personal benefit.”

3. Except as otherwise provided herein, the Agreement shall remain unmodified and in full force and effect.

4. This Amendment may be executed in counterpart copies, each of which shall be deemed an original and all of which together shall be deemed one and the same instrument. Facsimile signatures shall have the same force and effect as originals.

[signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement effective as of the date first written above.

By:	/s/ Richard M. Schaps
Richard M. Schaps, Manager

[Signature Page to LLC Amendment (Millennium Billboards)]